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                                                                    EXHIBIT 10.7

                                 AMENDMENT TO
                    QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                                      OF
                             MEDICALCONTROL, INC.

     1. The Qualified Employee Stock Purchase Plan of MedicalControl (the "Qualified Plan") is amended to replace the words "one hundred thousand (100,000)" with the words "two hundred thousand (200,000) in the first sentence of Section 2 of the Qualified Plan.

     2. This Amendment to the Qualified Plan (this "Amendment") shall become effective on the date of execution hereof, which date is the date the Board of Directors approved and adopted the Amendment (the "Effective Date"); provided, however, if the shareholders of the Company shall not have approved the Amendment by the requisite vote of the shareholders within twelve (12) months after the Effective Date, then this Amendment shall terminate and Options theretofore granted under the Qualified Plan in granting options to purchase in excess of 100,000 shares of Common Stock shall terminate and be null and void.


     EXECUTED as of March 18, 1997.

                                          MEDICALCONTROL, INC.


                                          By:  /s/ J. Ward Hunt
                                             ---------------------------------
                                             J. Ward Hunt, President and Chief
                                             Executive Officer